EXHIBIT 99.1

DIGITAL PAYMENTS PROCESSING LIMITED

FINANCIAL STATEMENTS

Year Ended March 31, 2012

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AUDITORS’ REPORT

To the Members of

Digital Payments Processing Limited

We have audited the attached balance sheet of Digital Payments Processing Limited as at March 31, 2012, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period ended on that date. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2012, and the results of its operations, its changes in shareholders’ equity, and its cash flows for the period ended on that date, in conformity with generally accepted accounting principles in India.

For Chaturvedi & Shah

Chartered Accountants

Firm Registration No.101720W

/s/ Jignesh Mehta

Jignesh Mehta

Partner

Membership No.102749

Mumbai, India

5th September 2012

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DIGITAL PAYMENTS PROCESSING LIMITED

BALANCE SHEET

March 31, 2012

	Notes
	1	(Rs.)	(US$)
ASSETS
Current Assets
Cash and equivalents		40,168,769	789,325
Inventory		9,000,000	176,852
Advances		35,475	697

Total Current Assets		49,204,244	966,874

Other Assets
Deposits		2,616,698	51,419
Deferred tax assets		268,421	5,275
Deferred tax valuation allowance		(268,421)	(5,275)
Organization costs	5	1,952,012	38,357

Total Other Assets		4,568,710	89,776

Total Assets		53,772,954	1,056,650

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable		269,867	5,303
Accrued expenses	4	1,421,027	27,923
Duties and taxes		2,841,539	55,837

Total Current Liabilities		4,532,433	89,063
Due To Related Party	4	12,168,889	239,121

Shareholders’ Equity
Equity shares of Rs. 10 each,	3
1,000,000 authorized, 104,709 issued and outstanding	4	1,047,090	20,576
Share premium	4	62,666,220	1,231,405
Accumulated deficit		(26,641,678)	(523,515)

Total Shareholders’ Equity		37,071,632	728,466

Total Liabilities And Shareholders’ Equity		53,772,954	1,056,650

The accompanying notes are an integral part of these financial statements.

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DIGITAL PAYMENTS PROCESSING LIMITED

STATEMENT OF OPERATIONS

Year Ended March 31, 2012

	Notes
	1	(Rs.)	(US$)
Related Party Revenues	2	321,625	6,320

Costs And Expenses
Related party fees	2	25,160,000	494,400
Selling, general and administrative expenses		1,315,300	25,846
Amortization	5	488,003	9,589

Total Costs And Expenses		26,963,303	529,835

Pretax Loss		(26,641,678)	(523,515)

Income Taxes
Deferred		268,421	5,275
Deferred valuation allowance		(268,421)	(5,275)

		—	—

Net Loss		(26,641,678)	(523,515)

Net loss per share, basic and diluted		(359.19)	(7.06)
Weighted average shares outstanding, basic and diluted		74,171	74,171

The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Year Ended March 31, 2012

				Share	Accumulated
	Notes	Equity Shares		Premium	Deficit	Total
	1	Shares	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(US$)
Balance, March 31, 2011		—	—	—	—	—	—

Shares issued	3	104,709	1,047,090	62,666,220	—	63,713,310	1,251,981
Net loss		—	—	—	(26,641,678)	(26,641,678)	(523,515)

Balance, March 31, 2012		104,709	1,047,090	62,666,220	(26,641,678)	37,071,632	728,466

The accompanying notes are an integral part of these financial statements.

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DIGITAL PAYMENTS PROCESSING LIMITED

STATEMENT OF CASH FLOWS

Year Ended March 31, 2012

	Notes
	1	(Rs.)	(US$)
Cash Flows From Operating Activities
Net loss		(26,641,678)	(523,515)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization	5	488,003	9,589
Changes in operating assets and liabilities:
Inventory	4	(9,000,000)	(176,852)
Advances		(35,475)	(697)
Deposits		(2,616,698)	(51,419)
Accounts payable		269,867	5,303
Accrued expenses		1,421,027	27,924
Duties and taxes		2,841,539	55,837
Due to related party	4	12,168,889	239,121

Net cash used by operating activities		(21,104,526)	(414,709)

Cash Flows From Investing Activities
Organization costs	5	(2,440,015)	(47,947)

Net cash used in investing activities		(2,440,015)	(47,947)

Cash Flows From Financing Activates
Equity shares issued	3	63,713,310	1,251,981

Net cash provided by financing activities		63,713,310	1,251,981

Increase in cash and cash equivalents		40,168,769	789,325
Cash and equivalents, beginning of year		—	—

Cash and equivalents, end of year		40,168,769	789,325

The accompanying notes are an integral part of these financial statements.

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DIGITAL PAYMENTS PROCESSING LIMITED

NOTES TO FINANCIAL STATEMENTS

Year Ended March 31, 2012

Digital Payments Processing Limited (“Company”) is a public limited company registered under the provisions of Companies Act, 1956 in India incorporated on February 16, 2012. It is headquartered in Mumbai, India.

1	Significant Accounting Policies

A	Basis of Preparation of Financial Statements

The Company is a small and medium sized company as defined in the General Instructions in respect of Accounting Standards notified under the Companies Act, 1956. Accordingly, the Company has complied with the Accounting Standards as applicable to a small and medium sized company.

The financial statements have been prepared and reported in Indian rupees (“Rs.”) under the historical cost convention in accordance with the generally accepted accounting principles in India. With respect to these financial statements, there are no significant differences between generally accepted accounting principals in India and the United States.

Solely for the convenience of readers, the financial statements have been translated into United States dollars at the foreign exchange rate of US$1 = Rs. 50.89 as published by the United States Federal Reserve Board of Governors for March 30, 2012. No representation is made that the Indian rupee amounts have been, could have been, or could be converted into United States dollars at such a rate or any other rate.

B	Use of Estimates

The preparation of financial statements requires estimates and assumptions to be made that affect the reported amount of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Difference between the actual results and estimates are recognised in the period in which the results are known or materialise.

C	Cash and Equivalents

The Company considers cash deposits and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D	Inventory

Inventory is valued at cost or net realizable value, whichever is less.

E	Revenue Recognition

Revenue is recognised when it is earned and no significant uncertainilty exists as to its realisation or collection.

F	Employee Benefits

Benefit expense is recognised in the year related service is rendered. Post-employment and other long-term benefits are recognised at the present value of the amounts payable determined using actuarial valuation techniques. Actuarial gains and losses are charged to expense.

G	Foreign Currency Transactions

Foreign currency transactions are accounted for at the rates prevailing on the dates of the transactions. Any gains or losses arising on account of such transactions are credited or charged to the statement of operations.

H	Provision for Current and Deferred Tax

Provision for current tax is made on the assessable income at the tax rate applicable to the relevant assessment year. Deferred tax asset and liability is calculated by applying tax rate and tax laws that are enacted or substantively enacted as on the balance sheet date. The deferred tax asset is recognized and carried forward only to the extent that there is a reasonable or virtual (if applicable) certainty that the asset will be realized in future.

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I	Provision Liabilities

Provisions involving substantial degree of estimation in measurement are recognised when there is a present obligation as a result of past events and it is probable that there will be an outflow of resources.

2	Services Agreement

The Company entered into a services agreement on March 23, 2012, with My Mobile Payments Ltd. (“MMPL”), a public limited company registered under the provisions of Companies Act, 1956 in India, headquartered in Mumbai, India. MMPL owns a payment processing service known as Money on Mobile (“MoM”) that allows individuals to use their cellular phones to make routine payments and to move money using simple text messaging (SMS technology).

The agreement, as amended in September 2012, provides for MMPL engaging the Company to provide support services for its operations in consideration for payments equaling 90% of MMPL’s net revenue and the transfer of certain fixed assets to the Company. It also provides for the Company to a pay license and augmentation fees totaling Rs.75 million (US$1.5 million) in various tranches to fund the enhancement of MMPL’s intellectual property rights (“IP”) and exclusively license the IP for 14 years.

3	Share Subscription Agreement

The Company entered into a share subscription agreement on March 23, 2012, with Calpian, Inc. (“Calpian”), a United States public company incorporated in the State of Texas, headquartered in Dallas, Texas. Calpian’s investment in the Company is structured as an initial and second funding totaling Rs.127 million (US$2.5 million), then quarterly tranches of approximately Rs.61 million (US$1.2 million) each occurring over the following 6 quarters and resulting in a total expected investment of Rs.494 million (US$9.7 million). At the end of the investment series, Calpian expects to own approximately 74% of the Company with the remainder held by its management team. At March 31, 2012, Calpian had invested Rs.63.1 million (US$1.2 million) and held 15% of the Company’s subscribed and paid up equity shares.

4	Related Party Transactions

	Rs.	US$
My Mobile Payments Limited:
Revenues	321,625	6,320
Fees	25,160,000	494,400
Inventory purchase	9,000,000	176,852
Payable at year end	12,168,889	239,121
Managerial personnel remuneration expense and payable at year end:
Mr. Shashank Joshi	133,065	2,615
Mr. Rajat Sharma	106,452	2,092

Equity share transactions during the year:

	Shares	Rs.	US$
With founding shareholders:
Shares subscribed	253,500	2,535,000	49,813
Shares paid up	60,175	601,750	11,825
With Calpian, Inc. - Shares paid up	44,534	63,111,560	1,240,156

Accrued expenses at March 31, 2012 included Rs.361,895 (US$7,111) due to the Company’s chief executive officer.

5	Organization Costs

Expenses incurred by the Company prior to the incorporation are being amortized over 5 years.

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6	Employee Benefit Plans

Define Contribution Plan: Company has not recognised any expenditure under the define contribution plan.

Define Benefit Plan: The gratuity liability is determined based on actuarial valuation using the projected unit credit method which recognises each period of service as giving rise to additional units of employee benefit entitlement and measures each unit separately to build up the final obligation. As per valuation done by the Company’s actuary, there is no liability towards gratuity at March 31, 2012.

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